Exhibit 10.29

FIRST AMENDMENT
to
LEASE BETWEEN
E S EAST, LLC (LANDLORD)
And
KINEMED, INC. (TENANT)

That certain Lease with an Effective Date of October 20, 2012 made by and between E S East, LLC as Landlord and KineMed, Inc., as Tenant (the “Original Lease”) is hereby amended by the terms of this First Amendment (the “First Amendment”). The effective date of this First Amendment shall be July 1, 2012 (the “First Amendment Effective Date”). Effective upon the First Amendment Effective Date, the Original Lease and this First Amendment thereto shall together constitute and be referred to as the “Lease” for all purposes thereunder.

I.	Landlord and Tenant hereby agree to extend the expiry of the Lease Term by twelve (12) months to become July 31, 2013, said twelve-month period from August 31, 2012 through July 31, 2013 to be referred to as the “Extension Term”.

II.	Monthly Base Rent during the Extension Term shall be as follows:

August 1, 2012 - January 31, 2013: $6,050.00

February 1, 2013 - July 31, 2013:    $9,501.25

III.	Tenant shall pay its Pro-Rata Share of all operating expenses and taxes during the Extension Term based on the full 3,455 rentable square footage of the Premises.

IV.	Tenant hereby represents to Landlord that it has been represented by Jonathan Tomasco of Cornish & Carey in this transaction and that no brokerage commission will be payable to any other tenant broker or representative as a result hereof.

V.	Except for those terms outlined herein, all other terms and conditions of the Lease shall apply.

In witness hereof, the parties have executed this First Amendment.

TENANT:	LANDLORD:

KineMed, Inc., a Delaware Corporation.	E S East, LLC, a
California Limited Liability Company

By:	/s/ David M. Fineman	By:	/s/ Richard K. Robbins

Print Name:	David M. Fineman	Print Name:	Richard K. Robbins

Its:	Chairman & CEO	Its:	Managing Member

Dated: 7/16/12	Dated: